                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


       THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of October 9, 1996 (the "Effective Date") between United Meridian Corporation, a Delaware Corporation (the "Parent"), UMC Petroleum Corporation, a Delaware corporation (the "Corporation") and James L. Dunlap (the "Officer"). The Parent and the Corporation are collectively referred to herein as "UMC."

       1.     Agreement to Serve.

              1.1 Title. At the Effective Date, the Corporation shall employ Officer and Officer shall serve in the employ of the Corporation as its President and Chief Operating Officer or under such other comparable titles or executive offices as shall be designated by the Board of Directors and/or the Chief Executive Officer of the Parent and the Corporation during the term of Officer's employment hereunder. Officer shall also serve as President and Chief Operating Officer of the Parent and a member of the Board of Directors of the Parent.

              1.2 Duties. Officer shall assume and discharge the responsibilities of the President and Chief Operating Officer, as well as such other responsibilities as may be assigned to him by the Board of Directors and/or Chief Executive Officer of the Parent and the Corporation. Officer shall perform his responsibilities to the best of his abilities and shall devote his entire normal business time and attention to the good faith best efforts performance of his responsibilities. Officer will engage in no other business or activity for compensation during the term of this Agreement except with the prior written consent of the Corporation and except as a member of the board of directors of Massachusetts Mutual Life Insurance Company. Officer shall always be subject to the directions of the Board of Directors and/or Chief Executive Officer of the Corporation and the Parent in the performance of his responsibilities, and nothing herein shall affect the power of the Board of Directors of the Parent and/or the Corporation to limit, alter, restrict, or remove the authority of Officer.

       2.     Terms of Employment.

              2.1 Basic Term. The term of Officer's employment under this Agreement shall be for three (3) years from the Effective Date, unless terminated earlier pursuant to this Section 2.

              2.2 Termination for Cause. The Corporation and the Parent shall have the right to terminate Officer for cause and said termination shall be effected by written notification to Officer. Grounds for termination for cause shall include, without limitation and determined in the sole discretion of the Board of Directors of the Parent or the Corporation, (i) Officer's material breach of any terms of this Agreement and failure to cure such breach (if it is capable of being cured) within ten days' notice of such breach; (ii) Officer's willful dishonesty towards, fraud upon, crime against, deliberate injury or bad faith action with respect to, or deliberate or attempted injury to the Parent or the Corporation; (iii) Officer's conviction for any felony crime

(whether in connection with the Corporation's affairs or otherwise); or (iv) conduct by Officer constituting gross negligence or willful misconduct in the performance of his duties.

              2.3 Termination Without Cause. The Corporation and the Parent shall have the right, upon written notification to Officer to terminate Officer's employment without cause. Any termination not covered by Sections 2.2, 2.4, 2.5, 2.6 or 2.7 shall be deemed a termination without cause. Upon any termination without cause, Officer shall be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), any benefits then due under any plans of the Corporation or the Parent in which Officer is a participant, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with his duties hereunder, all to the date of termination (such payment, the "Accrued Compensation"), and Officer shall be paid severance compensation as provided in Section 4.

              2.4 Disability. If, during the term of this Agreement, Officer, in the reasonable judgment of the Board of Directors of the Corporation or the Parent, has failed to perform his duties under this Agreement on account of illness or physical or mental disability, which condition renders Officer incapable of performing the duties required by this Agreement, and such condition continues for a period of more than three (3) months, the Corporation or the Parent shall have the right to terminate Officer's employment hereunder by written notification to Officer and payment to Officer of all Accrued Compensation to the date of termination, and disability benefits as provided in any plans maintained by the Corporation or the Parent for the benefit of their respective officers, but no other compensation or reimbursement of any kind.

              2.5 Death. In the event of Officer's death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Corporation shall pay to his estate all Accrued Compensation to the date of termination, and death benefits as provided in any plans maintained by the Corporation or the Parent for the benefit of their respective officers, but no other compensation or reimbursement of any kind.

              2.6 Voluntary Termination. Officer shall have the right to voluntarily terminate his employment hereunder for any reason, at any time, upon ten (10) days' written notification to the Parent and the Corporation. In the event Officer voluntarily terminates his employment hereunder, the Corporation shall immediately pay all Accrued Compensation to the date of termination.

              2.7 Good Reason. At any time from the date hereof, Officer may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence, without Officer's express written consent, of any one or more of the following events, which if correctable, remains uncorrected for thirty (30) days following written notice of such occurrence by Officer to the Parent and the Corporation: (i) a change in the eligibility requirements under any bonus, incentive or compensation plan, program or arrangement under which Officer is covered which adversely affects Officer, except as may be required by law or to maintain the qualified status of any plan, program or arrangement; (ii) the reduction of Officer's Base Salary (as defined in Section 3.1 hereof); (iii) the assignment to Officer by the Parent or the Corporation of duties materially inconsistent with the duties associated with the positions of Officer; or (iv) any action by the Parent or the Corporation which results in a material diminution in the position, duties or status of Officer with the Parent or the Corporation except (A) for strategic reallocations of the personnel reporting to Officer or (B) as a result of his disability. In the event Officer terminates his employment for Good Reason, the Corporation shall immediately pay all Accrued Compensation to the date of termination, and Officer shall be entitled to the severance payments provided for in Section 4.

       3.     Compensation.

              3.1 Base Salary. The Corporation agrees to pay Officer for his services hereunder a salary at the rate of $350,000 per annum ("Base Salary") payable in equal semimonthly installments. The Base Salary for each fiscal year (or portion thereafter) shall be as determined by the Compensation Committee of the Board of Directors of the Parent, but shall in no event be less than $350,000 per annum.

              3.2 Benefits. Officer shall be entitled to participate in any of the Corporation's or the Parent's benefit, bonus and deferred compensation plans as are from time to time available to the officers of the Corporation, including, without limitation, profit sharing, medical, dental, health and annual physical examination plans, life and disability insurance plans and supplemental retirement programs (provided, however, that Officer's benefits may be modified or Officer may be denied participation in any such plan because of a condition or restriction imposed by law or regulation or third-party insurer or other provider relating to participation of officers). Officer shall participate at the 50%/100% level under the Corporation's incentive compensation plan. Officer's bonus under the Corporation's incentive compensation plan for the year ending December 31, 1996 shall be pro rated for the period from the Effective Date to December 31, 1996 or Officer's date of termination, whichever is earlier.

              3.3 Stock Option. Simultaneously with the execution of this Agreement, Officer shall be granted an option for shares of the Parent's stock pursuant to the Parent's 1994 Employee Nonqualified Stock Option Plan. This option is evidenced by the Option Agreement, entered into by the Parent and Officer, attached hereto as Exhibit A.

       4. Severance Compensation. In the event Officer's employment is terminated under Sections 2.3 or 2.7 at any time prior to three (3) years from the Effective Date, the parties acknowledge that Officer will sustain actual damages, the amount of which are indefinite, uncertain and difficult of exact ascertainment because of the uncertainties of successfully seeking a comparable position. In order to avoid dispute as to the amount of such damages and the mutual expense and inconvenience such dispute would entail, the Parent, the Corporation and Officer have agreed to hereby stipulate and agree that the Corporation shall pay to Officer a severance compensation in an amount equal to two (2) times the sum of (i) Officer's Base Salary as of the date of termination and (ii) Officer's bonus under the Corporation's incentive compensation plan for the fiscal year preceding the fiscal year in which the date of termination occurs; provided, however, to the extent that Officer's employment is terminated prior to the time that his bonus for 1997 is determined and paid, Officer's bonus for purposes of the calculation of the severance compensation shall be the bonus of the Officer for the year ending December 31, 1996 (as provided in Section 3.2) annualized as if Officer had been employed by the Corporation for the entire year. It is hereby agreed that in the event of such termination by the Corporation or the Parent, Officer shall receive such amounts as herein provided, not as a penalty, but as Officer's agreed severance compensation and sole damages for the termination of this Agreement, in lieu of Officer's proof of his actual damages on that account. All severance compensation shall be without prejudice to Officer's right to receive all Accrued Compensation (as defined in Section 2.3) earned and unpaid up to the time of termination.

       5. Confidentiality. Officer shall not, during his employment by the Corporation or at any time thereafter, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Corporation, its directors or officers (otherwise than in the regular course of the business of the Corporation), any knowledge or information regarding any confidential or secret ideas, activities, projects, plans, techniques, methods, reports, customer names or lists, financial or sales information or other material relating to the business or activities of the Corporation.

       6.     Miscellaneous.

              6.1 Effectiveness. This Agreement shall be effective at the Effective Date.

              6.2 Severability. Should a court or other body of competent jurisdiction determine that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and all other provisions of the Agreement shall be deemed valid and enforceable to the extent possible.

              6.3 Withholdings. All compensation and benefits to Officer hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

              6.4 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any alleged breach hereof, shall be settled by arbitration. The parties hereto agree that any such controversy shall be submitted to three (3) arbitrators. The Parent and the Corporation shall jointly select one (1) arbitrator and Officer shall select a second arbitrator. The two (2) arbitrators shall then choose a third arbitrator. The arbitration shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association. The arbitrators shall be governed by and shall apply the substantive laws of the State of Texas in making their determination and their ruling shall be binding and conclusive upon the parties hereto. Any arbitration shall occur in Houston, Texas.

              6.5 Entire Agreement; Modifications. This Agreement represents the entire agreement between the parties and may be amended, modified, superseded, or cancelled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provisions hereof shall not affect the right at a latter time to enforce the same. No waiver by any party of the breach of any provision contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of any other term of this Agreement.





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
              6.6 Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Texas.

              6.7 Termination. This Agreement shall terminate on October 9, 1999; provided, however, such termination shall not affect any rights accruing prior to such termination.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of October 9, 1996.





                                           UNITED MERIDIAN CORPORATION


                                           By:/s/John B. Brock
                                              ------------------------------


                                           UMC PETROLEUM CORPORATION


                                           By:/s/ John B. Brock
                                              ------------------------------


                                           OFFICER:


                                           /s/ James L. Dunlap
                                           ---------------------------------
                                           James L. Dunlap






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
                                   EXHIBIT A

             1994 NONQUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES


       United Meridian Corporation (the "Company"), in consideration of the value of the continuing services of James L. Dunlap (hereinafter called "Optionee"), which continuing services the grant of this option is designed to secure, and in consideration of the undertakings made herein by Optionee, and pursuant to its 1994 Employee Nonqualified Stock Option Plan (the "Plan"), hereby grants to Optionee an option, evidenced by this option agreement, exercisable for the period and upon the terms hereinafter set out, to purchase 250,000 shares of Series A Voting Common Stock ("Common Stock") of the Company at $____ per share.

       1.     Term of Option.

              (a) This option is granted as of October 9, 1996 (sometimes hereinafter called the "Date of Grant") and will terminate and expire, to the extent not previously exercised, eleven (11) years after the Date of Grant, or at such earlier time as may be specified in Sections 4 and 6 hereof.

              (b) Except as otherwise provided in this Option Agreement, Optionee shall have the right to acquire shares under this Option Agreement as follows:

                     (i) As of the Date of Grant and thereafter, Optionee may exercise rights to acquire 50% of the Option Shares;

                     (ii) As of the first anniversary of the Date of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares;

                     (iii) As of the second anniversary of the Date of Grant and thereafter, Optionee may exercise rights to acquire an additional 25% of the Option Shares.

       2. Non-Transferability. This option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee, this option shall be exercisable only by him.

       3. Manner of Exercise. Optionee (or other person entitled to exercise this option) shall purchase shares of stock of the Company subject hereto by the payment to the Company of the purchase price in full and the amount of employment tax or withholding tax due, if any, upon the exercise of the option (i) by certified or official bank check, (ii) by the delivery of a number of shares of Common Stock (plus cash if necessary) having a fair market value equal to the amount of such purchase price and employment or withholding tax, or (iii) by delivery of the equivalent thereof acceptable to the Company. This option may be exercised from time to time by written notice to the Company stating the full number of shares to be purchased and the time of delivery thereof, which shall be at least fifteen days after the giving of notice unless an earlier date shall have been agreed upon between the Optionee (or other person entitled to exercise this option) and the Company, accompanied by full payment for the shares as described





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
in the first sentence of this Section 3. The Company will, as soon as is reasonably possible, notify the Optionee of the amount of employment tax and other withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the option. The Company shall have no obligation to deliver certificates for the shares purchased until the Optionee pays to the Company the amount of employment tax or withholding tax specified in the Company's notice as described in this Section 3 by payment terms set forth in the first sentence of this Section 3. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this option) deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

       4.     Termination of Relationship.

              (a) In the event that Optionee shall die before his relationship with the Company (or an Affiliate) terminates, or if Optionee's relationship with the Company (or an Affiliate) is terminated because Optionee has become disabled within the meaning of Section 105(d)(4) of the Code, this option shall continue to vest in accordance with the Plan and this option agreement for a period of twelve months from the date of death of Optionee or termination of his relationship due to disability, and Optionee, his estate or beneficiary shall have the right to exercise this option at any time within such twelve month period (if otherwise within the term of the option). Notwithstanding the foregoing, the provisions of this Section 4(a) shall be subject to Sections l(a) and 6 hereof, which may earlier terminate the option.

              (b) In the event that the Optionee retires from service from the Company (or its Affiliates) in accordance with the Company's (or its Affiliates') retirement policies in effect from time to time, this option shall continue to vest during the lifetime of the Optionee in accordance with the terms of the Plan and this Option Agreement and may be exercised at any time during the remaining term of the option. If Optionee dies subsequent to his retirement during the term of this option, this option shall continue to vest in accordance with the Plan and this option agreement and may be exercised within twelve months of Optionee's death (if otherwise within the option period), but not thereafter. Notwithstanding the foregoing, the provisions of this
       Section 4(b) shall be subject to Sections 1(a) and 6, which may earlier terminate the option.

              (c) In the event that Optionee's employment with the Company is terminated without cause or the Optionee terminates his employment with the Company for Good Reason (as such terms are defined in the Employment Agreement dated October 9, 1996 between the Optionee, the Company, and UMC Petroleum Corporation), this option shall automatically vest and this Option Agreement may be exercised at any time within ninety days after the date of such termination (if otherwise within the option period). Notwithstanding the foregoing, the provisions of this
       Section 4(c) shall be subject to Sections 1(a) and 6, which may earlier terminate the option.

              (d) In the event that Optionee voluntarily terminates his relationship with the Company and its Affiliates prior to the second anniversary of the Date of Grant, this Option Agreement shall immediately terminate and all rights to acquire Option Shares hereunder shall terminate on the date of the termination of Optionee's employment. In the event that Optionee voluntarily terminates his relationship with the Company and its Affiliates on or subsequent to the second anniversary of the Date of Grant and prior to the third anniversary of the Date of Grant, this Option Agreement shall represent the right to acquire the number of Option Shares, if any, equal to 62,500 Option Shares less any Option Shares issued hereunder through the date of termination of employment, and such Option Agreement may be exercised at any time within ninety days after the date of such termination (if otherwise within the option period). Notwithstanding the foregoing, the provisions of this Section 4(d) shall be subject to Section 6, which may earlier terminate the option.

              (e) In the event that Optionee terminates or is terminated from his relationship with the Company and its Affiliates, and the provisions of Sections 4(a), 4(b), 4(c) and 4(d) hereof and Section 4(i) of the Plan do not apply, this option shall continue to vest in accordance with the Plan and this option agreement and may be exercised at any time within ninety days after the date of such termination (if otherwise within the option period).

       5. Adjustments on Recapitalization. The number of shares of Common Stock subject hereto and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares after the Date of Grant, the payment of a stock dividend in shares of Common Stock after the Date of Grant, or other decrease or increase in the shares of Common Stock outstanding effected after the Date of Grant without receipt of consideration by the Company, provided, however, that any option to purchase fractional shares resulting from such adjustments shall be eliminated.

       6. Adjustments on Reorganization. If the Company shall at any time participate in a reorganization to which Section 425(a) of the Code applies and
(A) the Company is not the surviving entity or (B) the Company is the surviving entity and the stockholders of Common Stock are required to exchange their shares for property and/or securities, the Company shall give Optionee written notice of such fact on or before fifteen (15) days before such reorganization, and this option shall be exercisable in full after receipt of such notice and prior to such reorganization; however, options not exercised prior to such reorganization shall expire on the occurrence of such reorganization. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption or obligations) consisting primarily of securities shall be deemed a reorganization for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 6 shall be subject to Section l(a).

       7. Subject to Plan. This option is subject to all the terms and conditions of the Plan, and specifically to the power of the Committee (as defined in the Plan) to make interpretations of the Plan and of options granted thereunder, and of the Board of Directors of the Company to alter, amend, suspend or discontinue the Plan subject to the limitations expressed in the Plan. By acceptance hereof, Optionee acknowledges receipt of a copy of the Plan and recognizes and agrees that all determinations, interpretations or other actions respecting the Plan may be made by a majority of the Board of Directors of the Company or of the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including Optionee. Capitalized terms used but not otherwise defined in this option agreement shall have the meanings ascribed to them by the Plan.

        IN WITNESS WHEREOF, this Option Agreement is executed as of the 9th day of October, 1996.




                                           UNITED MERIDIAN CORPORATION


                                           By:  -------------------------------
                                           Title:
                                                 ------------------------------



        The undersigned Optionee hereby accepts the benefits of the foregoing Nonqualified Stock Option Agreement.




                                           ------------------------------------
                                           James L. Dunlap, Optionee